Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(e)(1)     Investment Management agreement dated November 18, 2014, as amended and restated May 1, 2015 between Voya Investments, LLC and Voya Series Fund, Inc. – Filed herein.

(e)(2)     Sub-Advisory Agreement dated November 18, 2014 between Voya Investments, LLC and Voya Investment Management Co. LLC – Filed herein.